Exhibit 5.1

[Letterhead of O'Melveny & Myers LLP]

November 19, 2004

Rural LEC Acquisition LLC

505 Third Avenue East

Oneonta, Alabama 35121

Re:                             Registration of Securities

Ladies and Gentlemen:

At your request, we have examined the Registration Statement (the “Registration Statement”) on Form S-1 (File No. 333-115341) of Rural LEC Acquisition LLC, which will convert to Otelco Inc., a Delaware corporation (the “Company”), and the subsidiaries of the Company named in Schedule I attached hereto (each a “Guarantor” and collectively, the “Guarantors”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) up to an aggregate of 9,524,940 shares of Class A common stock, par value $0.01 per share, of the Company (together with any additional shares of such stock that may be issued by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering described in the Registration Statement, the “Shares”), (ii) up to $71,627,549 aggregate principal amount of senior subordinated notes due 2019 of the Company (together with any additional senior subordinated notes that may be issued by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering described in the Registration Statement and forming a part of the IDSs (as defined below), the “IDS Notes”), (iii) up to an aggregate of 9,524,940 Income Deposit Securities of the Company (together with any additional Income Deposit Securities that may be issued by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering described in the Registration Statement, the “IDSs”), each representing one Share and $7.52 aggregate principal amount of IDS Notes, (iv) up to $8,500,000 aggregate principal amount of senior subordinated notes due

2019 of the Company to be sold separately from the IDSs (together with any additional senior subordinated notes to be sold separately from the IDSs that may be issued by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering described in the Registration Statement, the “Separate Notes,” and together with the IDS Notes, the “Notes”) and (v) guarantees to be issued by the Guarantors with respect to the Notes (the “Guarantees”). The Shares, the Notes, the IDSs and the Guarantees are collectively referred to herein as the “Securities.”

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

With respect to the opinion in paragraph 5 below, we have relied solely upon the opinion of Wilkerson & Bryan, P.C. as counsel to Hopper Holding Company, Inc., Hopper Telecommunications Company, Inc., Brindlee Mountain Telephone Company, Page & Kiser Communications, Inc. and Blountsville Telephone Company Inc., each an Alabama corporation, dated the date hereof, a copy of which is being filed as an exhibit to the Registration Statement, as to all matters of the laws of the state of Alabama set forth in such opinion.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that, subject to (i) the execution and delivery of the Underwriting Agreement (the “Underwriting Agreement”) among the Company, the Guarantors, the selling stockholders named therein and CIBC World Markets Corp., RBC Capital Markets Corporation and UBS Securities LLC, as representatives of the several underwriters named therein, (ii) the execution and delivery of the Indenture (the “Indenture”) among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”); (iii) the conversion of Rural LEC Acquisition LLC into Otelco Inc.; and (iv) the merger of Mid-Missouri Holding Corp. with a wholly owned subsidiary of the Company pursuant to the Agreement and Plan of Merger among Mid-Missouri Parent, LLC, Mid-Missouri Holding Corp., the Company and Otelco Merger Subsidiary, Inc.:

1.             The IDSs have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the IDSs in accordance with the Underwriting Agreement and the authentication of the certificate or certificates representing the IDSs by a duly authorized signatory of the Trustee, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

2.             The Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of such Shares as contemplated by the Registration Statement and the Underwriting Agreement and the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Shares, the Shares will be legally issued, fully paid and non-assessable.

3.             The Notes have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Notes in accordance with the Underwriting Agreement and the Indenture and the authentication of the certificate or certificates representing the Notes by a duly authorized signatory of the Trustee, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

4.             The Guarantees to be issued by the Covered Guarantors (as defined below) have been duly authorized by all necessary corporate action on the part of the Covered Guarantors.

5.             Upon payment for and delivery of the Notes in accordance with the Underwriting Agreement and the Indenture and the authentication of the certificate or certificates representing the Notes by a duly authorized signatory of the Trustee, the Guarantees will be legally valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

For purposes of this letter, “Covered Guarantors” means Otelco Telecommunications LLC, Otelco Telephone LLC and Brindlee Holdings LLC, each a Delaware limited liability company.

The law covered by this opinion is limited to the present federal law of the United States and the present laws of the States of New York and Delaware, except that, with respect to the opinion set forth in paragraph 2 above, our opinion is limited to the present laws of the State of Delaware.  We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

SCHEDULE I

Guarantors

Name	State of Organization

Otelco Telecommunications LLC	Delaware
Otelco Telephone LLC	Delaware
Hopper Holding Company, Inc.	Alabama
Hopper Telecommunications Company, Inc.	Alabama
Brindlee Holdings LLC	Delaware
Brindlee Mountain Telephone Company	Alabama
Page & Kiser Communications, Inc.	Alabama
Blountsville Telephone Company, Inc.	Alabama